Exhibit A-16

                  GULF STATES UTILITIES COMPANY



   STATEMENT OF RESOLUTION OF BOARD OF DIRECTORS ESTABLISHING AND
DESIGNATING TWENTY-SECOND SERIES OF PREFERENCE STOCK AS [       ]
DIVIDEND PREFERENCE STOCK, WITHOUT PAR VALUE AND FIXING AND DETERMINING DIVIDEND AND OTHER PREFERENCES AND RIGHTS OF SUCH SERIES



TO THE SECRETARY OF THE STATE
  OF THE STATE OF TEXAS

   Gulf  States Utilities Company, pursuant to the provisions  of
Article 2.13 of the Texas Business Corporation Act, submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

   1.   The  name  of  the Corporation is GULF  STATES  UTILITIES
COMPANY

  2. The following is a true and correct copy of an extract from the Minutes of a Special Meeting of the Board of Directors of the
Corporation  held on [                       ],  and  includes  a
true and correct copy of certain resolutions duly adopted thereat establishing and designating a series of Preference Stock, without par value, as $[____] Dividend Preference Stock.

   WHEREAS, Article 2.13 of the Texas Business Corporation Act provides, in effect, that, upon the filing by the Secretary of State of the State of Texas of an original and a copy of a statement pursuant to said Article 2.13 setting forth a copy of the resolution establishing and designating a series of Preference Stock and fixing and determining the preferences, limitation and relative rights thereof shall become an amendment of the Restated Articles of Incorporation,

  NOW THEREFORE BE IT RESOLVED, that

   A. The next succeeding resolutions be inserted in Article VI of the Restated Articles of Incorporation, as amended, of this Corporation immediately following paragraph 13c. thereof and be
numbered  13d.  and bear the designation  and  title  $[        ]
Dividend Preference Stock, without par value;

   B.  [               ] shares of authorized stock classified as
Preference Stock, without par value, as provided in Paragraph A of Article VI of the Restated Articles of Incorporation, as amended, shall constitute a series of Preference Stock, without par value; the fixed dividend rate on the shares of such series
is  $[       ]  per  share  per  annum  and  such  dividends  are
cumulative  from  the  date  of original  issue  with  the  first
dividend payable [                    ]; such shares are  subject
to mandatory redemption in full on _____________ and the fixed redemption price on the shares of such series for such mandatory redemption is $[ ] per share. No shares of the $[ ] Dividend Preference Stock, without par value, may be redeemed in whole or in part prior to the date for mandatory redemption.

   The  fixed liquidation price for the shares of such series  is
$[    ] per share.

   The amount of consideration received by the Corporation for issuance of the $[ ] Dividend Preference Stock, without par value, that exceeds $[ ] per share, if any, shall be allocated to capital surplus, the balance to constitute stated capital. A vote of ___/100ths per share is hereby fixed for each share of $[____] Dividend Preference Stock, without par value on such matters, and only such matters as to which the shares of such series are entitled to vote under the Restated Articles of Incorporation.

   C. The Chairman of the Board of Directors, President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be and they hereby are authorized to execute a statement in substantially the form submitted to this meeting and bearing the caption "Statement of Resolution of Board of
Directors  Establishing and Designating A  Series  of  Preference
Stock as $[       ]] Dividend Preference Stock, without par value
and Fixing and Determining Dividend and Other Preferences and Rights of Such Series", and such statement, verified by one of the officers signing the same, be delivered, in the form of an original and a copy, to the Secretary of State of the State of Texas, pursuant to the provisions of Articles 2.13 and 2.36B(1) of the Texas Business Corporation Act; and

  D. The incorporation by reference of the foregoing resolutions fixing and determining the relative rights and preferences of the $[____] Dividend Preference Stock on the face or back of certificates representing shares issued by this Corporation is hereby authorized."

   3. This statement does not relate to an increase or decrease in the number of shares of any series.

   4. This statement does not relate to the elimination of a series of shares.

   5. The resolutions copies in paragraph 2 above were duly adopted by all necessary action on the part of the Corporation.

Dated: [            ]            GULF STATES UTILITIES COMPANY


                                 By
                                   Chairman of the Board, President
                                    and Chief Executive Officer



                                 By
                                    Assistant Secretary

STATE OF TEXAS
COUNTY OF JEFFERSON

   Before me, a Notary Public, on this day personally appeared [ ], known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that he is the ___________________________________________ of
Gulf States Utilities Company, that he signed the foregoing document as [_______________________________________] of said
Corporation, and that the statements therein contained are true and correct

   Given  under my hand and seal of office this           day  of
              , A.D.,        .



                                          Rhonda Walker
                                    Notary Public in and for
                                     Jefferson County, Texas

                                      My Commission Expires
                                    [                       ]

[NOTARIAL SEAL]